UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) September 28, 2005

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,

on behalf of the RAAC Series 2005-SP2 Trust(Exact
name of registrant as specified in its charter)

DELAWARE	333-125485	41-1955181
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 Normandale Lake Blvd. Suite 250 Minneapolis, Minnesota (Address of Principal Executive Offices)	55437 (Zip Code)

Registrant's telephone number, including area code, is (952) 857-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     Filing of Computational Materials

     Inc. Mortgage Asset-Backed Pass-Through Certificates (the "Certificates"), Series 2005-SP2, Residential Securities Funding Corporation ("RSFC") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with RSFC, the "Underwriters"), have each prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Underwriters with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

      For purposes of this Form 8-K, "Computational Materials" shall mean tables, charts and/or text displaying or describing, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibits 99.1 and Exhibits 99.2 are hereto attached.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits

99.1 Computational Materials - RFSC

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. By: /s/ Joseph Orning Name: Joseph Orning Title: Vice President

Dated: September 28, 2005

EXHIBIT INDEX

Exhibit No.      Description of Exhibit

99.1           Computational Materials – RFSC